Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@abglobal.com	Jonathan Freedman, Media 212.823.2687 jonathan.freedman@abglobal.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES FIRST QUARTER RESULTS
Adjusted Diluted Net Income of $0.40 per Unit
Cash Distribution of $0.40 per Unit
GAAP Diluted Net Income of $0.56 per Unit

New York, NY, April 28, 2016 – AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended March 31, 2016.
“After a challenging first two months of the year, both global markets and investor sentiment lifted in March,” said Peter S. Kraus, Chairman and Chief Executive Officer. “While gross sales for the first quarter lagged the levels of a year ago, we experienced strong momentum in diverse areas like global high income, US investment grade and municipal bonds, and strategic core equities. At the same time, with redemptions still at or near multi-year lows, we had net inflows of $2.2 billion.”

(US $ Thousands except per Unit amounts)	1Q 2016	1Q 2015	1Q 2016 vs 1Q 2015 % Change	4Q 2015	1Q 2016 vs 4Q 2015 % Change

Adjusted Financial Measures (1)
Net revenues	$590,066	$633,995	(6.9)%	606,371	(2.7%)
Operating income	$132,066	$151,613	(12.9)%	161,746	(18.3%)
Operating margin	22.4%	23.9%		26.7%
AB Holding Diluted EPU	$0.40	$0.45	(11.1)%	$0.50	(20.0%)
AB Holding cash distribution per Unit	$0.40	$0.45	(11.1)%	$0.50	(20.0%)

U.S. GAAP Financial Measures
Net revenues	$769,126	$762,571	0.9%	726,726	5.8%
Operating income	$173,042	$153,214	12.9%	170,913	1.2%
Operating margin	23.2%	19.9%		23.3%
AB Holding Diluted EPU	$0.56	$0.45	24.4%	$0.53	5.7%

(US $ Billions)
Assets Under Management
Ending AUM	479.0	485.9	(1.4%)	467.4	2.5%
Average AUM	465.4	481.0	(3.2%)	470.9	(1.2%)

(1) The adjusted financial measures are all non-GAAP financial measures. See pages 12-14 for reconciliations of GAAP Financial Results to Adjusted Financial Results and page 15 for notes describing the adjustments.

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Kraus continued: “We’ve worked hard in the years since the Global Financial Crisis to build out and innovate in the regions, channels and services where we see the best growth prospects for our clients, and consistently improve upon AB’s competitive positioning and financial strength. Today, we’re seeing our efforts pay off in the improvement of our investment portfolios, the diversity of our offering, and the strength of our client relationships and financials. Navigating the volatility of the first quarter was challenging, but we maintained our long-term track records in both fixed income and equities. In fixed income, 84% of our assets were in outperforming services for the 3-year period through March, and in equities, we were at 82%. In addition, we were just named Small Cap Value Manager of the Year by Institutional Investor. Even in the toughest markets, we’re being recognized for the performance and innovation of our products. Multi-asset is a good example. During the quarter, a major national consultant awarded our new retail multi-manager target-date fund and Collective Investment Trust (CIT) series with a buy rating. On the retail target-date fund side, our 11 fund vintages ranked 30th percentile on average for the quarter and 19th percentile for the 1-year, in each case beating the top three target-date providers in the category. Overseas, we were named the #1 Discretionary Investment Manager (DIM) in the multi-asset space in Taiwan and our Emerging Markets Multi-Asset (EMMA) Luxembourg-based fund was upgraded to five stars for the 3-year period. We’re also gaining momentum in the private credit space. Our second Commercial Real Estate Debt fund just closed at $1.5 billion, exceeding our target by 50%. And our Private Wealth clients committed $200 million to our new energy fund, a solid raise given the volatility of oil prices during the quarter. The success of this and other targeted services is helping us to broaden and expand our client base. Finally, on the sell-side, by staying true to our differentiated research model and unconflicted trading platform, we continue to rank highly on annual independent industry surveys and to outpace peers in revenue growth.”
Kraus concluded: “Across our businesses, we remain committed to investing for growth while keeping costs in check, and we delivered on this commitment in the first quarter of 2016, reducing our total adjusted operating expenses by 5% year-on-year. We remain relentless in pursuing our goal of expanding margins when revenue growth accelerates. In the meantime, we’ll keep pushing forward on our mission to keep clients Ahead of Tomorrow with our products and our service.”
The firm’s cash distribution per unit of $0.40 is payable on May 19, 2016, to holders of record of AB Holding Units at the close of business on May 9, 2016.
Market Performance
US and global equity markets were mixed in the first quarter, while US and global fixed income markets were higher. The S&P 500’s total return was 1.4% in the first quarter, while the MSCI EAFE Index’s total return was (2.9)%. The Barclays US Aggregate Index returned 3.0% during the first quarter and the Barclays Global Aggregate ex US Index’s total return was 8.3%.

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Assets Under Management ($ Billions)
Total assets under management as of March 31, 2016 were $479.0 billion, up $11.6 billion, or 2.5%, from December 31, 2015, and down $6.9 billion, or 1.4%, from March 31, 2015.

	Institutions	Retail	Private Wealth Management	Total
Assets Under Management 3/31/16	$244.8	$155.9	$78.3	$479.0
Net Flows for Three Months Ended 3/31/16	$1.8	$(0.6)	$1.0	$2.2
Total net inflows were $2.2 billion, compared to the prior quarter’s net outflows of $2.5 billion and the prior-year period’s net inflows of $6.0 billion.
Net inflows to the Institutions channel were $1.8 billion, compared to net outflows of $0.9 billion in the fourth quarter of 2015. Institutions gross sales of $4.5 billion increased 5% from $4.3 billion in the prior quarter. The pipeline of awarded but unfunded Institutional mandates increased sequentially from $6.1 billion to $6.2 billion as of March 31, 2016.
The Retail channel experienced first quarter 2016 net outflows of $0.6 billion, compared to $1.5 billion of net outflows in the prior quarter. Retail gross sales of $7.7 billion decreased 5% from the fourth quarter’s $8.1 billion.
In the Private Wealth channel, net inflows of $1.0 billion compared to net outflows of $0.1 billion in the prior quarter. Private Wealth gross sales increased 52% to $3.2 billion from the prior quarter’s $2.1 billion.
First Quarter Financial Results
We are presenting both earnings information derived in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and non-GAAP, adjusted earnings information in this release. Management principally uses these non-GAAP financial measures in evaluating performance because they present a clearer picture of our operating performance, and allow management to see long-term trends without the distortion caused by long-term incentive compensation-related mark-to-market adjustments, real estate consolidation charges/credits and other adjustment items. Similarly, we believe that this non-GAAP earnings information helps investors better understand the underlying trends in our results and, accordingly, provides a valuable perspective for investors. AB Holding is required to distribute all of its Available Cash Flow, as defined in the AB Holding Partnership Agreement, to its Unitholders (including the General Partner). Since the third quarter of 2012, Available Cash Flow has been the adjusted diluted net income per unit for the quarter multiplied by the number of units outstanding at the end of the quarter. Management anticipates that Available Cash Flow will continue to be based on adjusted diluted net income per unit, unless management determines that one or more of the non-GAAP adjustments that are made for adjusted net income should not be made with respect to the Available Cash Flow calculation. These non-GAAP measures are provided in addition to, and not as substitutes for, any measures derived in accordance with US GAAP and they may not be comparable to non-GAAP measures presented by other companies. Management uses both US GAAP and non-GAAP measures in evaluating our financial performance. The non-GAAP measures alone may pose limitations because they do not include all of our revenues and expenses.

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Non-GAAP Earnings
This section discusses our first quarter 2016 non-GAAP financial results, as compared to the first quarter of 2015 and the fourth quarter of 2015. The phrases “adjusted net revenues”, “adjusted operating expenses”, “adjusted operating income”, “adjusted operating margin” and “adjusted diluted net income per Unit” are used in the following earnings discussion to identify non-GAAP information. The most directly comparable US GAAP items are reconciled to these non-GAAP items on pages 12-15 of this release.
Adjusted net revenues of $590 million were down 7% compared to the first quarter of 2015, due to lower advisory fees and higher net distribution expenses. Sequentially, adjusted net revenues were down 3%, driven by the same factors and partly offset by higher Bernstein Research revenues and lower investment losses. Bernstein Research revenues were essentially flat compared to the first quarter of 2015 and increased 7% from the fourth quarter of 2015 as a result of a volatility-driven increase in client activity in the US and Asia.
Adjusted operating expenses were $458 million for the first quarter, down 5% compared to the prior-year period, as total compensation and benefits, general and administrative (“G&A”) and promotion and servicing expenses were all lower. The year-over-year decrease in total compensation and benefits expenses was a result of lower incentive compensation, commissions and fringes, partially offset by higher base compensation. Within G&A, the decrease was primarily due to lower other miscellaneous expenses. The decrease in promotion and servicing expenses was due to lower marketing and travel and entertainment expenses, partly offset by higher trade execution fees.
Sequentially, adjusted operating expenses were up 3%, driven by higher total compensation and benefits expenses, which were partly offset by lower promotion and servicing and G&A expenses. The sequential increase in total compensation and benefits expenses was driven by higher base and incentive compensation, partly offset by lower commissions, fringes and other employment costs. The sequential decrease in promotion and servicing expenses was driven by lower travel and entertainment expenses, partly offset by higher trade execution fees. Within G&A, the decrease was driven by lower professional fees.
Adjusted operating income of $132 million decreased 13% from $152 million for the first quarter of 2015, and the adjusted operating margin decreased to 22.4% from 23.9%. On a sequential basis, adjusted operating income decreased 19% from $162 million, and the adjusted operating margin decreased from 26.7%.
Adjusted diluted net income per Unit was $0.40 compared to $0.45 in the first quarter of 2015 and $0.50 in the fourth quarter of 2015.

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US GAAP Earnings
Net revenues of $769 million were up 1% compared to the first quarter of 2015, largely the result of higher investment gains, partly offset by lower advisory fees and distribution revenues. During the quarter we recorded a realized gain of $75 million upon the close of the sale of our investment in Jasper Technologies, Inc. to Cisco Systems, Inc. Sequentially, net revenues increased 6% as a result of investment gains in the current quarter compared to investment losses in the previous period and higher Bernstein Research revenues, partly offset by lower advisory fees and distribution revenues.
Operating expenses were $596 million for the first quarter of 2016, down 2% year-over-year, due to lower total compensation and benefits, promotion and servicing and G&A expenses. Within employee compensation and benefits expenses, lower incentive compensation, commissions and fringes were partly offset by higher base compensation, reflecting higher severance costs. Promotion and servicing expenses decreased from the prior-year period due to lower distribution-related payments, travel and entertainment and marketing expenses and amortization of deferred sales commissions. Within G&A, the decrease was primarily due to lower other miscellaneous expenses. During the first quarter of 2016, we recorded a $27.6 million non-cash real estate charge, resulting from new charges of $28.5 million relating to the further consolidation of office space at our New York metro offices, offset by changes in estimates related to previously recorded real estate charges. This compares to a $0.4 million non-cash real estate credit in the first quarter of 2015.
On a sequential basis, operating expenses were up 7% as a result of higher total employee compensation and benefits expenses, partly offset by lower promotion and servicing and G&A expenses. Employee compensation and benefits expenses increased due to higher incentive compensation, commissions and fringes and base compensation, reflecting higher severance costs. Within promotion and servicing, lower distribution plan payments and travel and entertainment expense were partly offset by higher trade execution fees. Within G&A, the decrease was driven by lower professional fees. The $27.6 million non-cash real estate charge in the current quarter compares to a $0.2 million non-cash real estate credit in the fourth quarter of 2015.
Operating income of $173 million for the first quarter of 2016 increased 13% from $153 million for the first quarter of 2015 and increased 1% from $171 million in the fourth quarter of 2015.
Diluted net income per Unit for the first quarter of 2016 was $0.56 compared to $0.45 in the first quarter of 2015 and $0.53 in the fourth quarter of 2015.
Headcount
As of March 31, 2016, we had 3,450 employees, compared to 3,486 employees as of March 31, 2015 and 3,600 employees as of December 31, 2015.
Unit Repurchases
During the three months ended March 31, 2016 and 2015, we purchased 1.9 million and 0.7 million AB Holding Units for $39.7 million and $17.0 million, respectively (on a trade date basis). These amounts reflect open-market purchases of 1.8 million and 0.6 million AB Holding Units for $38.1 million and $15.1 million, respectively, with the remainder relating to purchases of AB Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards.

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First Quarter 2016 Earnings Conference Call Information
Management will review first quarter 2016 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Thursday, April 28, 2016. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.
Parties may access the conference call by either webcast or telephone:
1.    To listen by webcast, please visit AB’s Investor Relations website at http://abglobal.com/corporate/investor-relations/home.htm at least 15 minutes prior to the call to download and install any necessary audio software.
2.       To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 87493602.
The presentation that will be reviewed during the conference call will be available on AB’s Investor Relations website shortly after the release of first quarter 2016 financial and operating results on April 28, 2016.
AB will be providing live updates via Twitter during the conference call. To access the tweets, follow AB on Twitter: @AB_insights. Also, in the future, AB may provide public disclosures to investors via Twitter and other appropriate internet-based social media.
A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AB’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the US, or (404) 537-3406 outside the US, and provide the conference ID #: 87493602.
Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2015 and Form 10-Q for the quarter ended March 31, 2016. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC, and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AB’s financial condition, results of operations and business prospects.

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The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

•
Our expectation that, as a result of vacating and marketing for sublease two floors in New York during the first quarter of 2016, and recording real estate charges totaling $28.5 million, approximately $3.7 million of annualized savings will be generated: Any charges we record are based on our current assumptions regarding sublease marketing periods, costs to prepare the properties to market, market rental rates, broker commissions and subtenant allowance/incentives, all of which are factors largely beyond our control. If our assumptions prove to be incorrect, we may be forced to record additional charges, which may result in annual savings different from our current expectation.

•
The possibility that AB will engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program: The number of Holding Units AB may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

Qualified Tax Notice
This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b). Please note that 100% of AB Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AB Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 39.6%.
About AB
AB is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of March 31, 2016, AB Holding owned approximately 36.4% of the issued and outstanding AB Units and AXA, one of the largest global financial services organizations, owned an approximate 63.2% economic interest in AB.
Additional information about AB may be found on our website, www.abglobal.com.

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AB (The Operating Partnership)
Non-GAAP Consolidated Statement of Income (Unaudited)
(US $ Thousands)	1Q 2016	1Q 2015	1Q 2016 vs. 1Q 2015 % Change	4Q 2015	1Q 2016 vs. 4Q 2015 % Change

Adjusted revenues:
Base fees	$448,332	$487,378	(8.0%)	$471,488	(4.9%)
Performance fees	622	4,152	(85.0%)	3,513	(82.3%)
Bernstein research services	126,465	126,046	0.3%	118,442	6.8%
Net distribution revenues	(5,646)	(3,601)	56.8%	(4,295)	31.5%
Net dividends and interest	7,219	4,943	46.0%	7,130	1.2%
Investments gains (losses)	(374)	89	n/m	(4,146)	(91.0%)
Other revenues	15,523	15,607	(0.5%)	15,508	0.1%
Total adjusted revenues	592,141	634,614	(6.7%)	607,640	(2.6%)
Less: interest expense	2,075	619	235.2%	1,269	63.5%
Total adjusted net revenues	590,066	633,995	(6.9%)	606,371	(2.7%)

Adjusted operating expenses:
Employee compensation and benefits	302,223	323,677	(6.6%)	284,533	6.2%
Promotion and servicing	45,115	46,285	(2.5%)	47,051	(4.1%)
General and administrative	102,567	104,760	(2.1%)	105,431	(2.7%)
Contingent payment arrangements	353	443	(20.3%)	443	(20.3%)
Interest	1,232	854	44.3%	817	50.8%
Amortization of intangible assets	6,409	6,461	(0.8%)	6,414	(0.1%)
Net income (loss) attributable to non-controlling interests	101	(98)	n/m	(64)	n/m
Total adjusted operating expenses	458,000	482,382	(5.1%)	444,625	3.0%

Adjusted operating income	132,066	151,613	(12.9%)	161,746	(18.3%)

Adjusted income taxes	7,200	10,448	(31.1%)	7,978	(9.8%)

Adjusted net income	$124,866	$141,165	(11.5%)	$153,768	(18.8%)

AB Holding Adjusted diluted EPU	$0.40	$0.45	(11.1%)	$0.50	(20.0%)

Ending headcount	3,450	3,486	(1.0%)	3,600	(4.2%)

Ending AUM (in billions)	$479.0	$485.9	(1.4%)	$467.4	2.5%
Average AUM (in billions)	$465.4	$481.0	(3.2%)	$470.9	(1.2%)

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AB (The Operating Partnership)
US GAAP Consolidated Statement of Income (Unaudited)
(US $ Thousands)	1Q 2016	1Q 2015	1Q 2016 vs. 1Q 2015 % Change	4Q 2015	1Q 2016 vs. 4Q 2015 % Change

GAAP revenues:
Base fees	$450,791	$489,836	(8.0%)	$474,126	(4.9%)
Performance fees	622	4,152	(85.0%)	3,513	(82.3%)
Bernstein research services	126,465	126,046	0.3%	118,442	6.8%
Distribution revenues	92,692	109,184	(15.1%)	100,757	(8.0%)
Dividends and interest	7,370	5,094	44.7%	8,651	(14.8%)
Investments gains (losses)	65,650	3,888	1,588.5%	(2,003)	n/m
Other revenues	27,611	24,990	10.5%	24,509	12.7%
Total revenues	771,201	763,190	1.0%	727,995	5.9%
Less: interest expense	2,075	619	235.2%	1,269	63.5%
Total net revenues	769,126	762,571	0.9%	726,726	5.8%

GAAP operating expenses:
Employee compensation and benefits	302,011	326,327	(7.5%)	286,399	5.5%
Promotion and servicing
Distribution-related payments	87,127	100,386	(13.2%)	93,379	(6.7%)
Amortization of deferred sales commissions	11,242	12,399	(9.3%)	11,673	(3.7%)
Other	54,201	55,537	(2.4%)	55,907	(3.1%)
General and administrative
General & administrative	105,923	107,333	(1.3%)	108,214	(2.1%)
Real estate (credits) charges	27,586	(383)	n/m	(221)	n/m
Contingent payment arrangements	353	443	(20.3%)	(6,769)	(105.2%)
Interest on borrowings	1,232	854	44.3%	817	50.8%
Amortization of intangible assets	6,409	6,461	(0.8%)	6,414	(0.1%)
Total operating expenses	596,084	609,357	(2.2%)	555,813	7.2%

Operating income	173,042	153,214	12.9%	170,913	1.2%

Income taxes	9,864	10,470	(5.8%)	8,354	18.1%

Net income	163,178	142,744	14.3%	162,559	0.4%

Net income (loss) of consolidated entities attributable to non-controlling interests	(5,748)	1,275	n/m	1,496	n/m

Net income attributable to AB Unitholders	$168,926	$141,469	19.4%	$161,063	4.9%

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AB Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME
(US $ Thousands)	1Q 2016	1Q 2015	1Q 2016 vs. 1Q 2015 % Change	4Q 2015	1Q 2016 vs. 4Q 2015 % Change

Equity in Net Income Attributable to AB Unitholders	$61,132	$51,616	18.4%	$57,485	6.3%
Income Taxes	5,585	6,031	(7.4%)	5,803	(3.8%)
Net Income	55,547	45,585	21.9%	51,682	7.5%

Additional Equity in Earnings of Operating Partnership (1)	155	355	(56.3%)	310	(50.0%)
Net Income - Diluted	$55,702	$45,940	21.2%	$51,992	7.1%
Diluted Net Income per Unit	$0.56	$0.45	24.4%	$0.53	5.7%
Distribution per Unit	$0.40	$0.45	(11.1%)	$0.50	(20.0%)

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

Units Outstanding	1Q 2016	1Q 2015	1Q 2016 vs. 1Q 2015 % Change	4Q 2015	1Q 2016 vs. 4Q 2015 % Change
AB L.P.
Period-end	270,638,334	272,607,593	(0.7%)	272,301,827	(0.6%)
Weighted average - basic	271,853,243	272,831,439	(0.4%)	269,417,724	0.9%
Weighted average - diluted	272,253,490	273,929,180	(0.6%)	270,238,983	0.7%
AB Holding L.P.
Period-end	98,381,192	100,324,540	(1.9%)	100,044,485	(1.7%)
Weighted average - basic	99,595,925	100,548,013	(0.9%)	97,160,266	2.5%
Weighted average - diluted	99,996,172	101,645,754	(1.6%)	97,981,525	2.1%

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT | March 31, 2016
($ billions)
Ending and Average	Three Months Ended
	3/31/16	3/31/15
Ending Assets Under Management	$479.0	$485.9
Average Assets Under Management	$465.4	$481.0

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Wealth Management	Total
Beginning of Period	$236.2	$154.4	$76.8	$467.4
Sales/New accounts	4.5	7.7	3.2	15.4
Redemption/Terminations	(1.3)	(7.1)	(2.1)	(10.5)
Net Cash Flows	(1.4)	(1.2)	(0.1)	(2.7)
Net Flows	1.8	(0.6)	1.0	2.2
Investment Performance	6.8	2.1	0.5	9.4
End of Period	$244.8	$155.9	$78.3	$479.0

Three-Month Changes By Investment Service
	Equity Active	Equity Passive (1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive (1)	Other (2)	Total
Beginning of Period	$110.6	$46.4	$207.4	$33.5	$10.0	$59.5	$467.4
Sales/New accounts	3.7	0.1	8.6	2.0	0.1	0.9	15.4
Redemption/Terminations	(3.8)	(0.4)	(4.4)	(1.1)	(0.1)	(0.7)	(10.5)
Net Cash Flows	—	(0.5)	(1.4)	—	(0.2)	(0.6)	(2.7)
Net Flows	(0.1)	(0.8)	2.8	0.9	(0.2)	(0.4)	2.2
Investment Performance	(0.4)	(0.1)	8.9	0.6	0.5	(0.1)	9.4
End of Period	$110.1	$45.5	$219.1	$35.0	$10.3	$59.0	$479.0
(1) Includes index and enhanced index services.
(2) Includes multi-asset solutions and services and certain alternative investments.

By Client Domicile
	Institutions	Retail	Private Wealth	Total
U.S. Clients	$145.4	$96.8	$76.6	$318.8
Non-U.S. Clients	99.4	59.1	1.7	160.2
Total	$244.8	$155.9	$78.3	$479.0

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First Quarter 2016 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Consolidated VIEs	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$451,413		$(2,405)		$(54)					$448,954
Bernstein research services	126,465									126,465
Distribution revenues	92,692	(98,369)			31					(5,646)
Dividend and interest income	7,370			(151)						7,219
Investment gains (losses)	65,650			1,326	7,923				(75,273)	(374)
Other revenues	27,611		(9,246)		(2,842)					15,523
Total revenues	771,201	(98,369)	(11,651)	1,175	5,058	—	—	—	(75,273)	592,141
Less: interest expense	2,075									2,075
Net revenues	769,126	(98,369)	(11,651)	1,175	5,058	—	—	—	(75,273)	590,066

Employee compensation and benefits	302,011			212						302,223
Promotion and servicing	152,570	(98,369)	(9,086)							45,115
General and administrative	133,509		(2,565)		(791)	(27,586)				102,567
Contingent payment arrangements	353									353
Interest on borrowings	1,232									1,232
Amortization of intangible assets	6,409									6,409
Net income (loss) of consolidated entities attributable to non-controlling interests	—								101	101
Total expenses	596,084	(98,369)	(11,651)	212	(791)	(27,586)	—	—	101	458,000

Operating income	173,042	—	—	963	5,849	27,586	—	—	(75,374)	132,066
Income taxes	9,864			55		1,572			(4,291)	7,200
Net income	163,178	—	—	908	5,849	26,014	—	—	(71,083)	124,866
Net income (loss) of consolidated entities attributable to non-controlling interests	(5,748)				5,849				(101)	—
Net income attributable to AB Unitholders	$168,926	$—	$—	$908	$—	$26,014	$—	$—	$(70,982)	$124,866

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Fourth Quarter 2015 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$477,639		$(2,638)							$475,001
Bernstein research services	118,442									118,442
Distribution revenues	100,757	(105,052)								(4,295)
Dividend and interest income	8,651			(1,521)						7,130
Investment gains (losses)	(2,003)			(583)	(1,560)					(4,146)
Other revenues	24,509		(9,001)							15,508
Total revenues	727,995	(105,052)	(11,639)	(2,104)	(1,560)	—	—	—	—	607,640
Less: interest expense	1,269									1,269
Net revenues	726,726	(105,052)	(11,639)	(2,104)	(1,560)	—	—	—	—	606,371

Employee compensation and benefits	286,399			(1,866)						284,533
Promotion and servicing	160,959	(105,052)	(8,856)							47,051
General and administrative	107,993		(2,783)			221				105,431
Contingent payment arrangements	(6,769)						7,212			443
Interest on borrowings	817									817
Amortization of intangible assets	6,414									6,414
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(64)	(64)
Total expenses	555,813	(105,052)	(11,639)	(1,866)	—	221	7,212	—	(64)	444,625

Operating income	170,913	—	—	(238)	(1,560)	(221)	(7,212)	—	64	161,746
Income taxes	8,354			(12)		(11)	(353)			7,978
Net income	162,559	—	—	(226)	(1,560)	(210)	(6,859)	—	64	153,768
Net income (loss) of consolidated entities attributable to non-controlling interests	1,496				(1,560)				64	—
Net income attributable to AB Unitholders	$161,063	$—	$—	$(226)	$—	$(210)	$(6,859)	$—	$—	$153,768

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First Quarter 2015 GAAP to Non-GAAP Reconciliation

In US $ Thousands		Adjustments
	GAAP	Distribution Related Payments	Pass Through Expenses	Deferred Comp. Inv.	Venture Capital Fund	Real Estate Charges	Contingent Payment Adjust	Acquisition-Related Expenses	Other	Non-GAAP
		(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)

Investment advisory and services fees	$493,988		$(2,458)							$491,530
Bernstein research services	126,046									126,046
Distribution revenues	109,184	(112,785)								(3,601)
Dividend and interest income	5,094			(151)						4,943
Investment gains (losses)	3,888			(2,426)	(1,373)					89
Other revenues	24,990		(9,383)							15,607
Total revenues	763,190	(112,785)	(11,841)	(2,577)	(1,373)	—	—	—	—	634,614
Less: interest expense	619									619
Net revenues	762,571	(112,785)	(11,841)	(2,577)	(1,373)	—	—	—	—	633,995

Employee compensation and benefits	326,327			(2,634)				(16)		323,677
Promotion and servicing	168,322	(112,785)	(9,252)							46,285
General and administrative	106,950		(2,589)			383		16		104,760
Contingent payment arrangements	443									443
Interest on borrowings	854									854
Amortization of intangible assets	6,461									6,461
Net income (loss) of consolidated entities attributable to non-controlling interests	—								(98)	(98)
Total expenses	609,357	(112,785)	(11,841)	(2,634)	—	383	—	—	(98)	482,382

Operating income	153,214	—	—	57	(1,373)	(383)	—	—	98	151,613
Income taxes	10,470			4		(26)				10,448
Net income	142,744	—	—	53	(1,373)	(357)	—	—	98	141,165
Net income (loss) of consolidated entities attributable to non-controlling interests	1,275				(1,373)				98	—
Net income attributable to AB Unitholders	$141,469	$—	$—	$53	$—	$(357)	$—	$—	$—	$141,165

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AB
Notes to Consolidated Statements of Income and Supplemental Information
(Unaudited)

A.
Adjusted net revenues exclude distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. We believe excluding distribution-related payments from net revenues is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We exclude amortization of deferred sales commissions from net revenues because such costs, over time, essentially offset our distribution revenues. These adjustments have no impact on operating income, but they do have an impact on our operating margin.

B.
We exclude pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues from our adjusted net revenues. These fees have no impact on operating income, but they do have an impact on our operating margin.

C.
Prior to 2009, a significant portion of employee compensation was in the form of long-term incentive compensation awards that were notionally invested in AB investment services and generally vested over a period of four years. AB economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments had vested by year-end 2012 and the investments have been distributed to the participants, except for those investments with respect to which the participant elected a long-term deferral. Fluctuation in the value of these investments is recorded within investment gains and losses on the income statement and also impacts compensation expense. Management believes it is useful to reflect the offset achieved from economically hedging the investments’ market exposure in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on employee long-term incentive compensation-related investments included in revenues and compensation expense.

D.
Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund. We own a 10% limited partner interest in the fund. Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, US GAAP requires us to consolidate the financial results of the fund. However, recognizing 100% of the gains or losses in net revenues and operating income while only retaining 10% is not reflective of our underlying financial results at the net revenue and operating income level. As a result, we exclude the 90% limited partner interests we do not own from our adjusted net revenues and adjusted operating income. Effective January 1, 2016, our consolidated venture capital fund is included with other consolidated VIEs. In 2016, we adjusted for the revenue impact of consolidating certain VIEs (as a result of the adoption of a new accounting standard; see Note 2 to our condensed consolidated financial statements). This adjustment reflects the elimination of the consolidated VIEs revenues and expenses and the inclusion of AB's revenues and expenses from such VIEs and AB's investment gains and losses on its investments in such VIEs that were eliminated in consolidation.

E.	Real estate (credits)/charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

F.	Recording changes in estimates of the contingent consideration associated with a 2010 acquisition have been excluded because this is not considered part of our core operating results.

G.
Acquisition-related expenses, primarily severance and professional fees incurred as a result of acquisitions in the fourth quarter of 2013 and the second quarter of 2014, have been excluded because they are not considered part of our core operating results when comparing results from period to period and to industry peers.

H.
Net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AB. In addition, in 2016 we excluded a realized gain on an investment carried at cost due to its' non-recurring nature and it not being part of our core operating results.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period without the volatility noted above in our discussion of adjusted operating income and to compare our performance to industry peers on a basis that better reflects our performance in our core business. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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